Exhibit 3.1





                                     [Seal]

                            COMPANIES ACT OF BARBADOS

                                  (Section 205)

                       RESTATED ARTICLES OF INCORPORATION



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1. Name of Company:                               2. Company No.

   INTERPOOL LIMITED                                 6249

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3. The classes and any maximum number of shares that the company is authorized to issue.

   The annexed Schedule 1 is incorporated in this form.

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4. Restrictions if any on share transfers.

   No transfer shall be made which would disqualify the Company as an International Business Company under the International Business Companies Act, 1991-24.

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5. Number of minimum and maximum number of directors.

   The annexed Schedule 2 is incorporated in this form.

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6. Restrictions if any on business the company may carry on.

   No business may be carried on which would disqualify the Company as an International Business Company under the International Business Companies Act 1991-24.

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7. Other provisions if any.

   The annexed Schedule 3 is incorporated in this form.

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   The foregoing restated articles of incorporation correctly set out, without substantive change the corresponding provisions of the articles of incorporation as amended and supersede the original articles of incorporation.

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8. Date                       Signature                     Title
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                            David N King                   Director
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For Ministry use only
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Company No.                   Filed

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                      THE COMPANIES ACT CAP 308 OF BARBADOS

                                                                Company No: 6249

             Schedule 1 To The Restated Articles of Incorporation of

                                INTERPOOL LIMITED



1. The Classes and any maximum number of shares that the Company is authorised to issue are as follows:

     (i) 100 million Common Shares, without par value, of one or more Classes or Series

     (ii) 2 million Preferred Shares, without par value, of one or more Classes or Series, initially designated as:-

          a) Series 'A' Special Voting Preferred Shares

          b) Series 'B' Preferred Shares

          subject to the provisions of Item 2 below.

2. The Board of Directors of the Company is authorised to issue one or more series of Common and/or Preferred Shares and to fix the number of shares in each series and to determine the designation, rights, privileges, restrictions and conditions attaching thereto.

3. The Shares of the Company shall carry and be subject to the following rights, privileges, restrictions and conditions:

     3.1 COMMON SHARES

          (a)  Voting

               Each holder of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders, and at all such meetings shall be entitled to one vote in respect of each Common Share held.

          (b)  Rights to Dividends

               The Common Shares shall rank equally and the holders of the Common Shares shall be equally entitled to receive such dividends or other distributions of the Company as may be declared by the Board of Directors in their absolute discretion out of the funds of the Company legally available therefor after payment of any declared dividends to the holders of the Preferred Shares.

          (c)  Rights on Winding-Up

               In the event of any liquidation, dissolution or winding-up of the Company, the holders of the Common Shares shall be entitled to share equally in all distributions of the assets of the Company as are available for distribution to the shareholders after creditors and holders of the Preferred Shares have been paid.

     3.2 PREFERRED SHARES

     3.3 Series A Special Voting Preferred Shares

          (a)  Voting

              (i) Each holder of the Series A Special Voting Preferred Shares shall be entitled to receive notice of and to attend all meetings of shareholders, and be entitled to vote in respect of any Series A Special Voting Preferred Shares held on all matters on which holders of Common Shares are entitled to vote.

              (ii) The holders of the Series A Special Voting Preferred Shares shall be entitled to vote as a separate Class on any amendment to these Articles of Incorporation which adversely affects the rights of the Series A Special Voting Preferred Shares.

              (iii) Subject to paragraph 3.3(a)(i) above, on any matter on which the holders of the Series A Special Voting Preferred Shares and the holders of the Common Shares are entitled to vote, both classes entitled to vote shall vote together as a single class, and each holder of any Series A Special Voting Preferred Share shall be entitled to 235 (two hundred and thirty-five) votes for each Series A Special Voting Preferred Share held except as otherwise provided by law.
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          (b)  Rights to Dividends

               If and to the extent that the Board of Directors of the Company in their absolute discretion declare dividends on the Common Shares during any fiscal year, the holders of the Series A Special Voting Preferred Shares shall be entitled to receive such dividends in the same amount per share as may be payable to the holders of the Common Shares.

          (c)  Rights on Wind-up

               In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Series A Special Voting Preferred Shares then outstanding shall be entitled to participate in priority to the holders of the Common Shares in all distributions of the assets of the Company as are available for distribution to the shareholders, and each holder of Series A Special Voting Preferred Shares shall be entitled to receive in any such distributions, the greater of (i) an amount in cash equal to US$20.00 plus an amount in cash equal to all unpaid dividends thereon at the date of such event and
               (ii) the same amount of cash or other property as is distributable upon such event in respect to each Common Share.

     3.4 SERIES B PREFERRED SHARES

          (a)  Voting

               Each holder of the Series B Preferred Shares shall be entitled to such voting rights as may be determined by the Board of Directors of the Company in its absolute discretion, except that the holders of such Series B Preferred Shares shall be entitled to vote as a separate Class on any amendment to these Articles of Incorporation which adversely affects the rights of the Series B Preferred Shares.

          (b)  Rights to Dividends

               If and to the extent that the Board of Directors of the Company in their absolute discretion declare dividends during any fiscal year, the holders of the Series B Preferred Shares shall, subject to these Articles of Incorporation and in particular the provisions of
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               paragraph 3.1(b) above, be entitled to such dividends as may be fixed by the Board of Directors.

          (c)  Rights of Winding-up

               In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Series B Preferred Shares shall be entitled to be paid, in priority to the holders of the Common Shares, such amount in respect of each Series B Preferred Share held as may be determined by the Board of Directors of the Company out of distributions of the assets of the Company as may be available for distribution to the shareholders.



4. No shares in the capital of the Company may be issued which would disqualify the Company as an International Business Company under the International Business Companies Act 1991-24 or as amended.


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Date                          Signature                          Title
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

                      THE COMPANIES ACT CAP 308 OF BARBADOS

                                                                Company No: 6249

             Schedule 2 To The Restated Articles of Incorporation of

                                INTERPOOL LIMITED

MANAGEMENT OF THE COMPANY

     1.   Number of Directors

          1.1 There shall be a minimum of three (3) and a maximum of nine (9) Directors at least two (2) of whom shall be neither officers nor employees of the Company or its affiliates. The exact number of directors within the parameters set forth in the preceding sentence shall be fixed from time to time by the Board of Directors.

     2.   Appointment and Tenure

          2.1 (a) The directors of the Company shall be classified with respect to the time they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders of the Company to be held in 1997. The directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders of the Company to be held in 1998. The directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders of the Company to be held in 1999. The directors of each class shall hold office until their successors are elected and are qualified to so serve.

          2.2 At each succeeding annual meeting of the shareholders of the Company, the successors of the class of directors whose terms expire at that meeting shall be elected by majority vote of all the votes cast at such meeting to serve as director for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and shall hold office until their successors are elected and are qualified to serve.

          2.3 Election of directors of the Company need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the then outstanding shares in the capital of the Company entitled to vote in the election of directors and present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

3.   Filling a Vacancy

     3.1 Subject to the rights of any of the holders of the Preferred Shares, the power to fill vacancies on the Board of Directors, except in such a manner as to change the minimum or maximum number of Directors shall be vested solely in the Board of Directors who may by an affirmative vote of a quorum of the directors fill such vacancies. A director appointed or elected to fill a vacancy shall hold office for the unexpired term of his predecessor until that director's successor shall be elected and is qualified to serve. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

4.   Removal

     4.1 Subject to the rights of the holders of the Preferred Shares to elect additional directors or to remove directors, a duly elected director of the Company may be removed from such position only by the affirmative vote of the holders of not less than a majority of the then outstanding shares in the capital of the Company entitled to vote in the election of director, voting as a single class.

5.   Indemnity

     5.1 To the fullest extent permitted by law as it exists on the date hereof or as it may hereinafter be amended to permit the limitation or elimination of liability of directors, no directors of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Company or to its shareholders (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
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          for any transaction from which the director derived any improper personal benefit. The provisions of this Article are not intended to, and shall not limit, supersede or modify any other defence available to a director under applicable law. Neither the amendment or repeal of this Article, nor the adoption of any provision inconsistent with this Article, shall adversely affect any right or protection of a director of the Company existing at the time of such amendment, repeal or adoption. The Company shall, to the fullest extent permitted by law, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses and liabilities incurred in relation to the Company. The Company shall advance expenses to the fullest extent permitted by law. Such right to indemnification and advancement of expenses shall continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights which any person may have or hereafter acquire under any statute, By-law, agreement, vote of shareholders it disinterested directors or otherwise. Without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater than or different from that provided in these Articles. Neither the amendment or repeal of this Article shall adversely affect any right or protection of any person existing at the time of such amendment, repeal or a subsequent adoption of any provision inconsistent with the rights and protections herein granted.

6.   Determination as to Best Interest of the Company

     6.1 The Board of Directors of the Company, in determining whether the interests of the Company, its subsidiaries and its shareholders will be served by any offer of another person to

               (i) make a tender or exchange offer for any equity security of the Company or any subsidiary of the Company,

               (ii) merge or consolidate the Company or any of its subsidiaries of the Company,
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               (iii) merge or consolidate the Company or any of its subsidiaries with or into another institution, or

               (iv) purchase or otherwise acquire all or substantially all of the properties and assets of the Company or any of its subsidiaries,

          may take into account factors in addition to potential economic benefits to the shareholders. Such factors may include (a) comparison of the proposed consideration to be received by shareholders in relation to the then current market price of the capital stock, the estimated current value of the Company in a freely negotiated transaction, and the estimated future value of the Company as an independent entity; (b) the impact of such a transaction on the customers, suppliers and employees of the Company, and its effect on the communities in which the Company conducts business; and (c) the ability of the Company to fulfil its objectives under applicable statutes and includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of a security or interest in a security for value.



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Date                          Signature                          Title
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

                      THE COMPANIES ACT CAP 308 OF BARBADOS

                                                                Company No: 6249

             Schedule 3 To The Restated Articles of Incorporation of

                                INTERPOOL LIMITED



1.   Meetings of Shareholders

     1.1 Meetings of the shareholders shall be held in New York, New York, or Princeton, New Jersey, USA or elsewhere, in the sole discretion of and by resolution of a majority of the Board of Directors.

     1.2 Special meetings of the shareholders of the Company for any purpose may be called at any time by the Board of Directors. Subject to the rights of holders of not less than five percent of the voting shares to requisition a meeting pursuant to the Act, special meetings may not be called by any other person or persons.

     1.3 At any annual or special meeting of the shareholders of the Company, only such business shall be conducted or considered as shall have been properly brought before the meeting. Except as otherwise provided herein, in order to have been properly brought before the meeting, such business must have been either (a) specified in the written notice of the meeting, or any supplement thereto, given to the shareholders of the record date for such meeting by or at the direction of the Board of Directors (b) brought before the meeting at the direction of the Chairman of the Board, the President or the Board of Directors; or (c) specified in a written notice given by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or by a duly authorised proxy for such shareholder, in accordance with all requirements set forth in this Schedule.

     1.4 A notice referred to in paragraph 1.3(a) above must be delivered personally to, or mailed to and received at, the principal executive office of the Company, addressed to the attention of the Secretary or Assistant Secretary, no less than 120 days in advance of the anniversary date of the Company's proxy statement released in connection with the previous annual meeting of shareholders. Such notice referred to in paragraph 1.3(a) above shall set forth; (i) a full description of each such
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          item of business proposed to be brought before the meeting; (ii) the name and address of the person proposing to bring such business before the meeting; (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for directors, all information regarding each such nominee that would be required to set forth in a definitive proxy statement, and the written consent of each nominee to serve if elected; (v) any material interest of the shareholder in such item of business.

     1.5 No business shall be brought before any meeting of shareholders of the Company otherwise than as provided in this Schedule.

     1.6 The Board of directors may a proposed nominee for director to furnish such other information as may be required to be set forth in a Shareholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. The Company may, if the facts warrant, determine that a nomination or Shareholder proposal was not made in accordance with the foregoing procedure, and if the Company should so determine, the Company shall notify the shareholder submitting the proposal within ten (10) days after receiving the proposal of its intention to omit the proposal from the management proxy statement including reasons for refusal and the defective nomination or proposal shall be disregarded.

     1.7 Subject to the provisions of the Act, a majority of not less than 75% of the votes cast by the shareholders who vote in respect of that resolution shall be required to effect an amendment to the following provisions of the Articles:

          (i) Schedule 2, Clauses 1.1, 2.1, 3.1 and 5.1

          (ii) Schedule 3, Clauses 1.2, 1.3, 1.4, 1.7




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Date                          Signature                       Title
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